                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement    [_]  CONFIDENTIAL, FOR USE OF THE
                                         COMMISSION ONLY (AS PERMITTED BY
                                         RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 TIDEWATER INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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Notes:

                               [Tidewater Logo]

                                TIDEWATER INC.
                        601 Poydras Street, Suite 1900
                         New Orleans, Louisiana 70130

                                                                  June 16, 2000

To Our Stockholders:

  You are cordially invited to attend the Annual Meeting of Stockholders of Tidewater Inc. to be held at the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 27, 2000, at 10:00 a.m., C.D.S.T.

  The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company will be present to respond to any questions that stockholders may have.

  Stockholders are requested to vote by proxy as promptly as possible. Stockholders can vote by signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders can also call in their vote by touchtone telephone or send it over the Internet using the instructions on the proxy card. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously voted by proxy.

                                          Sincerely,

                                          /s/ William C. O'Malley
                                          WILLIAM C. O'MALLEY
                                          Chairman of the Board, President,
                                          and Chief Executive Officer

                                 TIDEWATER INC.
                         601 Poydras Street, Suite 1900
                             New Orleans, LA 70130

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of the Stockholders of TIDEWATER INC. will be held in the Pan-American Life Center Auditorium, 11th Floor, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 27, 2000, at 10:00 a.m., C.D.S.T., to vote upon the following matters:

  1. The election of three directors for a term of three years;

  2. Ratification of the selection of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending March 31, 2001; and

  3. Such other matters as may properly come before the meeting or any adjournment thereof.

  The record date for the determination of stockholders entitled to notice of and to vote at the meeting has been fixed as June 6, 2000.

  Stockholders are requested to vote by proxy as promptly as possible. Stockholders can vote by signing, dating, and returning the enclosed proxy card in the envelope provided. Stockholders can also call in their vote by touchtone telephone or send it over the Internet using the instructions on the proxy card. If you attend the meeting, which we hope you will do, you may vote in person even if you have previously voted by proxy.

                                    By Order of the Board of Directors

                                    /s/ Cliffe F. Laborde
                                    CLIFFE F. LABORDE
                                    Senior Vice President, Secretary
                                    and General Counsel

New Orleans, Louisiana
June 16, 2000

                               TABLE OF CONTENTS

                               Description                                Page
                               -----------                                ----
Solicitation of Proxies..................................................   1
Revocation of Proxies....................................................   1
Shares Outstanding and Voting Procedures.................................   1
Security Ownership of Certain Beneficial Owners..........................   2
Security Ownership of Management.........................................   2
Election of Directors (Proposal 1).......................................   4
Committees of the Board..................................................   5
Compensation Committee Interlocks and Insider Participation..............   5
Director Compensation....................................................   6
Executive Compensation...................................................   7
Compensation Committee Report............................................  11
Performance Graph........................................................  14
Interest in Certain Transactions.........................................  15
Proposal for the Ratification of Selection of Independent Accountants
 (Proposal 2)............................................................  15
Stockholder Proposals and Director Nominations...........................  15
Other Matters............................................................  16

                                TIDEWATER INC.
                        601 Poydras Street, Suite 1900
                             New Orleans, LA 70130

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

  This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation by the Board of Directors of Tidewater Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company which will be held in the Auditorium of the Pan-American Life Center, 601 Poydras Street, New Orleans, Louisiana, on Thursday, July 27, 2000, at 10:00 a.m., C.D.S.T., and at any adjournment thereof. Only stockholders of record at the close of business on June 6, 2000, are entitled to vote at the meeting or any adjournment thereof.

  The Company will bear the costs of soliciting proxies. Proxies may be solicited, without extra remuneration, by Directors, officers, or employees of the Company, by mail, telephone, telex, telefax, telegram, or personal interview. The Company will reimburse brokers, banks, and other custodians, nominees, or fiduciaries for their reasonable expenses in forwarding proxies and proxy materials to beneficial owners of shares.

                             REVOCATION OF PROXIES

  Any stockholder giving a proxy may revoke it at any time before it is voted by voting in person at the meeting or by delivering written revocation or a later dated proxy to the Secretary of the Company.

                   SHARES OUTSTANDING AND VOTING PROCEDURES

  The Bylaws of the Company (the "Bylaws") provide that the holders of a majority of the shares of common stock of the Company, par value $.10 per share (the "Common Stock"), issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. The Bylaws further provide that, except as otherwise provided by statute, the Certificate of Incorporation of the Company, or the Bylaws, all matters coming before the Annual Meeting shall be decided by the vote of a majority of the number of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

  Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote.

  Abstentions as to particular proposals will have the same effect as votes against such proposals. Broker non-votes as to particular proposals will not, however, be deemed to be a part of the voting power present with respect to such proposals and will not therefore count as votes for or against such proposals and will not be included in calculating the number of votes necessary for approval of such proposals.

  As of the close of business on June 6, 2000, the Company had 60,555,877 shares of Common Stock that were issued, outstanding, and entitled to vote. Each share of Common Stock is entitled to one vote with respect to matters to be voted upon at the meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table indicates the name, address, and stock ownership of each person known by the Company to own beneficially more than 5% of the Common Stock as of June 6, 2000:

                                                          Amount and
                                                            Nature     Percent
      Name and Address                                   of Beneficial   of
      Of Beneficial Owner                                  Ownership    Class
      -------------------                                ------------- -------
      Whitney National Bank, as Trustee(1)..............   4,848,634     8.0%(2)
       of the Tidewater Inc. Grantor
       Stock Trust
       228 St. Charles Avenue
       New Orleans, LA 70130

--------
(1) The Company created the Tidewater Inc. Grantor Stock Trust (the "Trust") to acquire, hold and distribute shares of Common Stock for the payment of benefits and compensation under the Company's employee benefit plans, including the Company's stock option plans and 401(k) plan. Under the Trust, Whitney National Bank as Trustee (the "Trustee"), will vote all shares of Common Stock held in the Trust (the "Trust Shares") in accordance with instructions received from current and former employees of the Company (excluding members of the Board of Directors of the Company) who participate in the Company's 401(k) plan or hold options to purchase Common Stock granted under the Company's stock option plans (the "Eligible Participants"). For each Eligible Participant, the Trustee will vote or abstain from voting, according to instructions received from that Eligible Participant, with respect to that number of Trust Shares that results from multiplying (x) the total number of Trust Shares as of the record date by
    (y) a fraction, the numerator of which is the sum of the number of shares of Common Stock allocated to the account of such Eligible Participant in the 401(k) Plan and the number of shares of Common Stock that are subject to stock options held by such Eligible Participant, and the denominator of which is the total number of shares of Common Stock in the 401(k) plan allocated to Eligible Participants and the total number of shares of Common Stock subject to options held by Eligible Participants, as to which the Trustee has received voting instructions.
(2) Based on 60,555,877 shares of Common Stock outstanding on June 6, 2000.

                       SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the beneficial ownership of the Common Stock as of June 6, 2000, with respect to each Director and the executive officers named in the Summary Compensation Table and by all Directors and executive officers as a group:

                                                  Amount and
                                                    Nature            Percent
                                                 of Beneficial           of
Name                                              Ownership*          Class(7)
----                                             -------------        --------
Robert H. Boh...................................      23,000(1)          **
Donald T. Bollinger.............................      39,401(1)          **
Arthur R. Carlson...............................      19,100(1)          **
Richard M. Currence.............................     260,356(2)(3)       **
Larry D. Hornbeck...............................      63,001(1)          **
Cliffe F. Laborde...............................     139,444(2)(3)(4)    **
John P. Laborde.................................      35,894(1)(5)       **
Jon C. Madonna..................................       5,000(1)          **
Paul W. Murrill.................................      19,100(1)          **
William C. O'Malley.............................     797,636(2)         1.3%
Lester Pollack..................................      17,000(1)          **
J. Hugh Roff, Jr................................      20,000(1)          **
Donald G. Russell...............................      10,400(1)          **
Ken C. Tamblyn..................................     144,993(2)(3)       **
All Directors and Executive Officers as a group
 (14 persons)...................................   1,594,325(3)(6)      2.6%

--------
 * Unless otherwise indicated by footnote, all shares are held by the named individuals with sole voting and investment power.
** Less than 1.0%.
(1) Includes shares that may be acquired within 60 days upon exercise of Non-Employee Director Stock Options, as follows: Mr. Boh, 19,000; Mr. Bollinger, 19,000; Mr. Carlson, 19,000; Mr. Hornbeck, 12,000, Mr. Laborde 12,000; Mr. Madonna, 3,000, Dr. Murrill, 19,000; Mr. Pollack, 17,000; Mr.
    Roff, 17,000; and Mr. Russell, 10,000.
(2) Includes shares that may be acquired within 60 days upon exercise of Employee Stock Options, together with related restricted stock awards, as follows: Mr. Currence, 221,802; Mr. Laborde, 110,591; Mr. O'Malley and a trust for his children, 666,666; and Mr. Tamblyn, 131,333. Also includes shares attributable to accounts under the Company's 401(k) Savings Plan as follows: Mr. Currence, 499; Mr. Laborde, 899; Mr. O'Malley, 444; and Mr. Tamblyn, 3,375.
(3) Does not include shares held in the Tidewater Inc. Grantor Stock Trust with respect to which Messrs. Currence, Laborde, and Tamblyn and other participants (other than members of the Company's Board of Directors) in the Company's stock option plans and 401(k) Savings Plan have the power to direct the vote on a pro rata basis.
(4) Includes 636 shares held in trusts for Mr. Laborde's minor children, beneficial ownership of which is disclaimed.
(5) Includes 932 shares owned by Mr. Laborde's wife, beneficial ownership of which is disclaimed.
(6) Includes 1,278,392 shares of Common Stock that such persons have the right to acquire within 60 days through the exercise of options together with related restricted stock awards; 1,568 shares for which Directors and executive officers reported indirect ownership and disclaim beneficial ownership; and 5,217 shares of Common Stock attributable to such persons' accounts in the Company's 401(k) Savings Plan, as to which shares such persons have sole voting power only.
(7) Calculated on the basis of 60,555,877 shares of Common Stock outstanding at June 6, 2000, and includes for each person and group the number of shares the person or group has the right to acquire within 60 days.

                             ELECTION OF DIRECTORS

                                 (PROPOSAL 1)

  The Company's Certificate of Incorporation divides the Board of Directors into three classes, as nearly equal in number as possible, with each class of Directors serving a three year term. The term of office of the classes of Directors expires in rotation so that one class is elected at each Annual Meeting for a full three-year term. All of the nominees for Directors are currently serving as Directors. In accordance with Company policy, John P. Laborde is retiring from the Board when his term expires at the time of the Annual Meeting.

  The Board of Directors has nominated and urges you to vote FOR the election of Messrs. Carlson, Madonna, and O'Malley for terms of office ending in 2003. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies.

  It is intended that the proxies solicited hereby will be voted FOR the election of each individual named under "Nominees" below. In the event any nominee is not a candidate when the election occurs, it is intended that the proxies will be voted for the election of the other nominees and may be voted for any substitute nominee. The Board of Directors has no reason to believe that any nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a Director. In no event, however, will the proxies be voted for a greater number of persons than the number of nominees named.

Nominees for election at this meeting to terms expiring in 2003:

  Arthur R. Carlson, 59, Managing Director, TCW Group, Inc. (investment advisor); and Director of TCW Asset Management Company. Director since 1982.

  Jon C. Madonna, 57, President and Chief Executive Officer of Carlson Wagonlit Travel since 1999; Vice Chairman of Travelers Group 1997-1998; Chairman and Chief Executive Officer of KPMG Peat Marwick 1990-1996; and Director of Neuberger Berman, Inc. and DigitalThink Inc. Director since 1999.

  William C. O'Malley, 63, Chairman, President and Chief Executive Officer of the Company since 1994; prior thereto, served as Chairman of the Board and Chief Executive Officer of Sonat Offshore Drilling, Inc.; and Director of Hibernia Corporation, BE&K, and American Bureau of Shipping. Director since 1994.

Directors whose terms continue until 2001:

  Paul W. Murrill, 65, Professional Engineer; Chairman of Piccadilly Cafeterias, Inc. since 1994; Special Advisor to the Chairman of the Board of Gulf States Utilities Co. (public utility), 1987-1989, its Chairman, 1982-1987, and its Chief Executive Officer, 1982-1986; and Director of ChemFirst, Inc., Entergy Corporation, Howell Corporation, and Piccadilly Cafeterias, Inc. Director since 1981.

  Lester Pollack, 66, Managing Director of Centre Partners Management LLC since 1995; Managing Director of Lazard Freres & Co. LLC 1986-1999 (prior thereto a general partner), Chairman of the Board of Firearms Training Systems, Inc.; and Director of Nationwide Credit, Parlex Corporation, and Rembrandt Photo Services. Director since 1992.

  J. Hugh Roff, Jr., 68, Chairman of the Board of Roff Resources LLC (energy investments) since 1998; Chairman of the Board of PetroUnited Terminals, Inc. (petrochemical terminals) 1986-1998; and Advisory Director of Chase Bank of Texas, N.A. Director since 1986.

Directors whose terms continue until 2002:

  Robert H. Boh, 69, Chairman and Former President and Chief Executive Officer of Boh Bros. Construction Co. L.L.C. (general construction contractor); and Chairman of Hibernia Corporation and Hibernia National Bank. Director since 1978.

  Donald T. Bollinger, 50, Chairman of Bollinger Shipyards, Inc. since 1989 and its Chief Executive Officer since 1985; and Director of Louisiana Worker's Compensation Corp. and Port of New Orleans. Director since 1990.

  Larry D. Hornbeck, 61, Former Chairman, President and Chief Executive Officer of Hornbeck Offshore Services, Inc.; and Director of Coastal Towing, Inc. Director since 1996.

  Donald G. Russell, 68, Chairman of Russell Companies (oil and gas investments) since 1998; Executive Vice President of Sonat Inc. 1993-1998; Chairman of the Board and Chief Executive Officer of Sonat Exploration Company 1988-1998; and Director of Grant Geophysical, Inc. Director since 1998.

                            COMMITTEES OF THE BOARD

  The Company has standing Audit, Compensation and Finance Committees of the Board of Directors. During fiscal 2000, six meetings of the Board of Directors were held. Each Director attended at least 75% of the aggregate of the meetings of the Board and the Committees on which they served.

  The Company's Audit Committee is composed of Messrs. Bollinger, Hornbeck, Madonna, Murrill, and Russell. The Committee met three times during fiscal 2000. The principal functions of the Committee are to recommend selection of independent auditors, review the plan for and results of audit examinations by internal and independent auditors, review the Company's annual and quarterly financial statements, and review and approve the services provided and fees charged by independent auditors. The Committee also monitors and evaluates internal accounting controls of the Company and ensures continuing adherence to stated management policies and regulatory requirements in the area of financial reporting.

  The Company's Compensation Committee is composed of Messrs. Boh, Carlson, Pollack, and Roff. The Committee met three times during fiscal 2000. The principal functions of the Committee include responsibility for considering all substantive elements of the Company's total employee compensation package, including overall plan design for each of the Company's major benefit programs, determining appropriate actuarial assumptions and funding methods, and monitoring compliance with applicable provisions of state and federal law. The Committee also has responsibility for determining salary and bonus awards for executive officers and determining stock option and restricted stock awards for all key employees. In fiscal 2000 a sub-committee of the Compensation Committee made up of Messrs. Carlson, Pollack and Roff was responsible for the grant of stock options and other stock compensation to officers and directors who were subject to Section 16 of the Securities Exchange Act of 1934 and the administration of the annual cash bonus plan in which Mr. O'Malley participated. In fiscal 2001, the Compensation Committee will handle these functions.

  The Company's Finance Committee is composed of Messrs. Boh, Carlson, Laborde and Murrill. The Committee met three times during fiscal 2000. The principal functions of the Committee include responsibility for reviewing capital structure, dividend policy, corporate liquidity, and issuance of debt and equity securities. The Committee also has responsibility for appointing and monitoring independent investment managers and establishing investment policies and guidelines for employee benefit plans.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Company's Compensation Committee are Messrs. Boh, Carlson, Pollack and Roff. None of the members of the Compensation Committee have been officers or employees of the Company or any of its subsidiaries. No executive officer of the Company served in the last fiscal year as a director or member of the compensation committee of another entity one of whose executive officers served as a Director or on the Compensation Committee of the Company.

                             DIRECTOR COMPENSATION

  Outside Directors of the Company receive an annual retainer fee of $25,000, except for John P. Laborde, who receives an annual retainer fee of $100,000 for the duration of his term as Director. Mr. Laborde, the founder of the Company, served as Chairman and Chief Executive Officer of the Company for 38 years, and thereafter served as a consultant to the Company until 1997. The Company has agreed to furnish office space to Mr. Laborde during his term as a director to enable him to perform his duties as a director and for Mr. Laborde and his spouse to receive medical coverage from the Company for life. The Board of Directors has elected Mr. Laborde to the honorary position of Chairman Emeritus. Mr. Laborde's term as a Director will expire at the Annual Meeting on July 27, 2000.

  In addition to the annual retainer fee, Outside Directors receive a fee of $1,500 for attendance at each meeting of the Board of Directors. Outside Directors also receive a fee of $1,200 for attendance at each meeting of any Committee of the Board of Directors or $1,600 for attendance at those committee meetings they chair.

  Outside Directors will receive a stock option to purchase 2,000 shares of Common Stock after the Annual Meeting of Stockholders. The exercise price of the stock option is equal to the closing price for the Common Stock reported on the New York Stock Exchange consolidated tape on the date of the Annual Meeting.

  The Company provides a Deferred Compensation Plan pursuant to which an Outside Director may elect to defer all or a portion of the fees that are payable to him from the Company. Deferred amounts are credited to an account in the name of the Director as phantom shares of the Company's Common Stock or as units in one or more investment funds made available through the plan. Upon termination of Board service with the Company or on another date chosen by the Director, amounts accrued under the plan are payable either in a lump sum or over a period of two to ten years, at the election of the participant. A distribution from the plan may also be made upon a change of control of the Company or in the event of hardship. Two Directors participated in the Deferred Compensation Plan during fiscal 2000.

  The Company also provides a Retirement Plan for the benefit of Outside Directors who retire from the Board on or after reaching age 65 or after completing five or more years of service on the Board. Under the Retirement Plan, an eligible Director will be entitled to an annual benefit equal to the annual retainer fee for a Board member at the time of his retirement. (For Mr. Laborde, the annual retainer fee for purposes of this Retirement Plan will be the same amount as the other Directors' annual retainer fee.) The benefit is payable for a term equal to the number of years the retired Director served as an Outside Director. If a Director dies prior to payment of his benefit, a death benefit is payable to his beneficiaries equal to the then present value of the unpaid benefit.

  The Deferred Compensation Plan and the Retirement Plan both provide for the protection of benefits in the event of a change of control of the Company and also permit the acceleration of payment of benefits in such event.

                            EXECUTIVE COMPENSATION

  The following table summarizes, for each of the three fiscal years ended March 31, 1998, 1999, and 2000, the compensation paid to each of the executive officers of the Company in all capacities in which they served:

                          SUMMARY COMPENSATION TABLE

                            Annual Compensation           Long Term Compensation
                         -------------------------- -------------------------------------
                                                    Restricted    No. of
   Name and Principal    Fiscal                       Stock       Options    All Other
        Position          Year   Salary    Bonus      Awards      Awarded Compensation(1)
   ------------------    ------ -------- ---------- ----------    ------- ---------------
William C. O'Malley,      2000  $700,000 $1,000,000        -0-     75,000     $24,876
 Chairman, President and  1999   700,000    975,000        -0-    150,000      24,876
 Chief Executive Officer  1998   653,017  1,275,000 $2,950,000(2) 325,000      24,342

Richard M. Currence,      2000   290,000    319,003        -0-     50,000      12,576
 Executive Vice
  President               1999   290,000    307,976        -0-    100,000      12,576
                          1998   275,000    385,667        -0-     50,000      12,126

Ken C. Tamblyn,           2000   285,000    313,503        -0-     50,000      12,426
 Executive Vice
  President               1999   285,000    302,976        -0-    100,000      12,426
 and Chief Financial
  Officer                 1998   265,000    370,460        -0-     50,000      11,826

Cliffe F. Laborde,        2000   230,000    210,835        -0-     35,000      10,776
 Senior Vice President,   1999   230,000    203,547        -0-     80,000      10,776
 Secretary and General
  Counsel                 1998   215,000    252,860        -0-     40,000      10,326

--------
(1) Consists of $3,876 in health care premiums paid by the Company each year on behalf of each named executive officer under the Company's Executive Medical Plan and the following amounts contributed by the Company on behalf of the named executive officers pursuant to the Company's Savings Plan and Supplemental Savings Plan: Mr. O'Malley, $21,000 in 2000 and 1999 and $20,466 in 1998; Mr. Currence, $8,700 in 2000 and 1999 and $8,250 in
    1998; Mr. Tamblyn, $8,550 in 2000 and 1999 and $7,950 in 1998 and Mr.
    Laborde, $6,900 in 2000 and 1999 and $6,450 in 1998.
(2) Reflects the number of shares of restricted stock awarded to the named individual multiplied by the closing market price of the Company's Common Stock on the date of grant. The restricted shares vest at varying intervals when the average market price of the Common Stock reaches certain predetermined levels or earlier upon death, disability, attainment of age 65, termination of employment under certain circumstances or a change of control of the Company.

Stock Options

  The following table contains certain information concerning the grant of stock options to the named individuals during the fiscal year ended March 31, 2000:

               OPTION GRANTS IN FISCAL YEAR ENDED MARCH 31, 2000

                                      % of Total
                           Number of    Options
                             Shares   Granted to
                           Underlying  Employees                      Grant Date
                            Options     in Last   Exercise Expiration  Present
Name                       Granted(1) Fiscal Year  Price      Date     Value(2)
----                       ---------- ----------- -------- ---------- ----------
William C. O'Malley.......   75,000      13.5%     $32.25   3/29/10   $1,003,500
Richard M. Currence.......   50,000       8.9%      32.25   3/29/10      669,000
Ken C. Tamblyn............   50,000       8.9%      32.25   3/29/10      669,000
Cliffe F. Laborde.........   35,000       6.3%      32.25   3/29/10      468,300

--------
(1) The options become fully exercisable within three years after the date of grant. Exercisability is accelerated upon a change of control and exercisability of Mr. O'Malley's options will also be accelerated upon retirement at age 65 or older.
(2) The theoretical values on grant date are calculated under the Black-Scholes Model. The Black-Scholes Model is a mathematical formula used to value options traded on stock exchanges. This formula considers a number of factors to estimate the option's theoretical value, including the stock's historical volatility, dividend rate, exercise period of the option and interest rates. The grant date theoretical value above assumes a volatility of 46%, a dividend yield of 2%, a 6.5% risk free rate of return and a ten-year option term.

Option Exercises and Holdings

  The following table sets forth certain information concerning the exercise of options during the fiscal year ended March 31, 2000, and unexercised options held on March 31, 2000:

  AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED MARCH 31, 2000 AND OPTION
                          VALUES AS OF MARCH 31, 2000

                                                   Number of Unexercised      Value of Unexercised
                          Number of              Shares Underlying Options   In-the-Money Options At
                           Shares                    at March 31, 2000          March 31, 2000(2)
                          Acquired      Value    -------------------------- ----------------------------
Name                     on exercise Realized(1) Exercisable  Unexercisable Exercisable    Unexercisable
----                     ----------- ----------- -----------  ------------- -----------    -------------
William C. O'Malley.....      -0-          -0-     666,666(3)    283,334    $2,671,876(3)    $906,250
Richard M. Currence.....   10,000     $180,900     232,521       133,334     1,534,016        604,170
Ken C. Tamblyn..........      -0-          -0-     131,333       133,334       302,080        604,170
Cliffe F. Laborde.......      -0-          -0-     110,188       101,668       357,577        483,339

--------
(1) Reflects the difference between the closing sale price of the Company's Common Stock on the exercise date and the exercise price of the options.
(2) Reflects the difference between the closing sale price of the Company's Common Stock on March 31, 2000 and the exercise price of the options.
(3) Includes exercisable options for 97,708 shares which Mr. O'Malley has assigned to a trust for the benefit of his children. Mr. O'Malley does not have voting or investment power with respect to the shares subject to these options.

Pension Plans

  Defined Benefit Pension Plan. The Company and its participating subsidiaries sponsor a defined benefit pension plan ("Pension Plan") covering eligible employees. Benefits are based on the highest 5 years pay over the last 10 years ("final average pay"). Upon normal retirement at age 65, the Pension Plan provides a monthly benefit equal to the sum of (i) 1.5% of the portion of final average pay that exceeds Social Security covered compensation, times years of credited service to a maximum of 35, plus (ii) 0.85% of the portion of final average pay that does not exceed Social Security covered compensation, times years of credited service to a maximum of 35, plus (iii) 1% of final average pay times credited service in excess of 35 years.

  Early retirement benefits are available upon retirement after attaining age 55 and completing 10 years of credited service. There is no reduction for benefits that begin at age 62 or later. For retired employees electing commencement between age 55 and 62, the reduction is 5% per year for each year prior to age 62. A retired employee may select a life annuity or one of several optional forms of settlement.

  Employees completing five years of credited service are 100% vested in their pension benefits. Messrs. O'Malley, Currence, Tamblyn, and Cliffe Laborde have 5, 26, 14, and 8 years of credited service, respectively, under the Company's Pension Plan.

  Supplemental Executive Retirement Plan. The Internal Revenue Code limits the benefits that can be paid to an employee under a qualified pension plan. The Company has adopted a supplemental executive retirement plan ("SERP") to supplement the benefits received by the Company's officers participating in the Pension Plan. The supplemental benefit is equal in value to the difference between the value of the employee's benefit under the Pension Plan, and the value of the benefit that the employee would have received under the Pension Plan if (i) the compensation and benefits limits of the Internal Revenue Code did not apply, (2) the Pension Plan did not ignore certain service prior to a break in service, and (3) the percentage of final average pay up to the limit on Social Security covered compensation were 1.35% instead of 0.85%.

  The following table sets forth estimated aggregate combined annual benefits payable in the form of a straight life annuity under the Pension Plan and the SERP upon retirement at age 65 to persons in the remuneration and years-of-service classifications specified. Benefits are not subject to any deduction for Social Security or other offset amounts.

                              PENSION PLANS TABLE

Five-Year                            Years of Credited Service at Retirement
Final Average                    -----------------------------------------------
Earnings                            15       20       25        30        35
-------------                    -------- -------- --------- --------- ---------
$  400,000...................... $116,578 $155,437 $ 194,296 $ 233,156 $ 272,015
$  500,000......................  146,578  195,437   244,296   293,156   342,015
$  600,000......................  176,578  235,437   294,296   353,156   412,015
$  700,000......................  206,578  275,437   344,296   413,156   482,015
$1,000,000......................  296,578  395,437   494,296   593,156   692,015
$1,300,000......................  386,578  515,437   644,296   773,156   902,015
$1,600,000......................  476,578  635,437   794,296   953,156 1,112,015
$1,900,000......................  566,578  755,437   944,296 1,133,156 1,322,015
$2,200,000......................  656,578  875,437 1,094,296 1,313,156 1,532,015

Employment Contracts

  On September 19, 1997, the Company entered into an Employment Agreement (the "Employment Agreement") with Mr. William C. O'Malley, pursuant to which Mr. O'Malley will serve as the Chairman, President and Chief Executive Officer of the Company through September 19, 2000. Under the Employment Agreement, the Company will pay Mr. O'Malley an annual base salary of $700,000. In addition, Mr. O'Malley will be eligible for an annual incentive bonus in accordance with the terms of the Executive Officer Annual Incentive Plan. Pursuant to the Employment Agreement, Mr. O'Malley was granted 50,000 restricted shares of the Company's Common Stock, which shares are subject to certain restrictions on transfer, vesting periods, and risks of forfeiture. Additionally, Mr. O'Malley was granted non-qualified options to purchase 200,000 shares of the Company's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of the option grant. Under the terms of the stock option grant, the options will become exercisable over a three-year period. Under the Employment Agreement, the Company has agreed to pay Mr. O'Malley such additional amounts as are necessary in order that his total retirement benefits will not be less than the benefits he would have been entitled to receive under the retirement plans of his previous employer. Upon death or disability, Mr. O'Malley or his estate will be paid 50% of the base salary that he would have been paid under the Employment Agreement for the remaining term.

Change of Control Agreements

  The Company has entered into change of control agreements (the "Change of Control Agreements") with each executive officer. Mr. O'Malley's Change of Control Agreement supersedes his employment agreement upon a change of control of the Company.

  The Change of Control Agreements for each executive officer provide for continued employment for a two-year period following a change of control (the "Employment Term"). Should the officer's employment be terminated during the Employment Term for any reason other than death, disability or "Cause", as defined, or should the officer terminate his employment for "Good Reason", as defined, the officer will become entitled to certain benefits. The benefits include a lump sum payment equal to three times the officer's base salary at termination, plus a payment equal to three times the greater of the average of his last three bonuses or the target bonus for which the officer is eligible within the following twelve months. The Change of Control Agreements also provide for a pro-rated bonus assuming performance at the target level for the portion of the year prior to termination. Also, the officer will be entitled to continued life and health insurance benefits for thirty-six months following the date of termination. The officer will immediately become fully vested in his benefits under each supplemental or excess retirement plan of the Company in which the officer participated. In addition, the Company will contribute to a trust for the officer's account an amount equal to the additional benefits to which the officer would have been entitled under any qualified or non-qualified defined benefit or defined contribution plan of the Company, as if the officer had continued to participate in such plan for three years following the change of control.

  Mr. O'Malley's Change of Control Agreement provides that he is entitled to payments related to any excise tax that arises as a result of the "excess parachute payment" provisions of section 4999 of the Internal Revenue Code of 1986, to the extent such payments are provided for under any employment agreement in effect immediately prior to a change of control. Mr. O'Malley's current employment agreement provides for payments in such amounts as are necessary to place Mr. O'Malley in the same after-tax position as he would have been in had such excise tax not been applicable to him. The Change of Control Agreements with the other named executive officers provide that if the officer would be in a better after-tax position if the benefits payable under the Change of Control Agreements were reduced to avoid the excise tax, then a reduction will occur. Mr. O'Malley's Change of Control Agreement also continues in effect any additional retirement, death and disability benefits provided by an employment agreement in effect at the time of a change of control.

                         COMPENSATION COMMITTEE REPORT

Principles of Executive Compensation

  The Compensation Committee of the Board of Directors is composed of independent Outside Directors who are responsible for Tidewater's compensation programs. The executive compensation program is designed to help the Company attract, motivate, and retain the executive talent that the Company needs in order to maximize its return to shareholders. Toward that end, the Company's executive compensation program has been structured based on the following principles:

  . Competitive Levels of Compensation--Tidewater attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications. Total compensation is defined to include base salary, annual incentive bonus, long-term incentives, and executive benefits.

  The Company's philosophy is to provide a total compensation package which is market driven. The Company determines competitive levels of compensation for executive positions based on information drawn from compensation surveys and proxy statements for comparable organizations. Tidewater considers market pay data for general industry companies with comparable revenues to Tidewater and the Value Line oilfield service peer group of companies used in the total shareholder return graph in this proxy statement in setting competitive compensation levels.

  . Pay for Performance--Tidewater's base salary and incentive plans are managed within a pay for performance framework. As a result, while the expected value of an executive's compensation package may be market driven, actual payments made to executives in a given year may be higher or lower than competitive market rates because of Company and individual performance.

  . Focus on Annual and Long Term Results--As part of its pay for performance program, Tidewater maintains both an annual and a long-term incentive plan for key employees. The purpose of the annual incentive plan is to reward short-term performance that is tied to the Company's annual business objectives. The long-term incentive plan focuses on providing stock based incentives which are intended to be consistent with the goals of long-term shareholders.

Description of the Current Executive Compensation Program

  This section describes each of the principal elements of the Company's executive compensation program with specific reference to the objectives discussed above. The Company's compensation program is periodically reviewed to ensure an appropriate mix of base salary, annual incentive, and long-term incentive within the philosophy of providing competitive total direct compensation opportunities.

  Base Salary Program. Tidewater believes that offering competitive rates of base pay plays an important role in its ability to attract and retain executive talent. Discretionary base salary adjustments are also made based upon each individual employee's performance over time. Consequently, employees with higher levels of sustained performance over time will be paid correspondingly higher salaries. Generally, salaries for executives are reviewed annually based on a variety of factors, including individual performance, general levels of market salary increases, the Company's overall financial condition and industry conditions. Base salaries for executive officers for fiscal year 2000 were not adjusted upward due to a difficult and highly competitive market environment, thereby imposing greater emphasis upon the incentive portion of total cash compensation and the risk/reward element of compensation. Because those same market conditions have continued, base salaries have not been increased for executive officers for fiscal year 2001.

  Annual Incentive Plan. Tidewater provides an annual management incentive plan in which all executive officers other than Mr. O'Malley participate. The annual incentive plan is intended to attract, motivate, and retain high quality executives by offering variable pay tied to Company and individual performance. This program is also an important component in providing a fully competitive compensation package to the Company's executive officers.

  A bonus pool is established each year based on the Company's overall performance against measures established by the Compensation Committee of the Board of Directors. In fiscal 2000, two performance measures were considered:
(1) adjusted net income compared to the budget, and (2) return on total capital compared to a peer group consisting of the Value Line Oilfield Services Group and three direct competitors. As in the prior year, the weight of the adjusted net income versus budget measure was 66.67% to once again underscore the Company's emphasis on net income, and the weight of the return on total capital measure was maintained at 33.33%.

  For fiscal 2000, the Company reached the maximum award level for return on total capital and exceeded the target for adjusted net income as compared to the budget. As a result, the overall company performance measures generated a bonus pool from which payouts were made. Individual awards from the established bonus pool are approved by the Compensation Committee. The Chief Executive Officer provides advice to the Committee for specific individual awards. Individual awards from the pool are based on a combination of objective performance criteria (such as operating margins, business unit performance, and the attainment of safety goals), as well as discretionary evaluation of individual employee performance. The Chief Executive Officer participates in a separate Executive Officer Annual Incentive Plan, which is described below under "2000 Chief Executive Officer Compensation."

  Long-Term Incentive Plan. Tidewater's long-term incentive plan provides long-term incentives to executives in two forms: stock options and restricted stock.

  Stock options are intended to reward participants for generating appreciation in the Company's stock price through their individual performance. Stock options granted during the last fiscal year were granted at the fair market value on the date of grant. All stock options have a term of 10 years and vest one-third per year commencing one year following the grant date.

  Tidewater's overall stock option grant levels generally are established by considering industry conditions and market data on grant levels. Individual long-term incentive grants are based on a subjective evaluation of the level of responsibility of each participant in the Company and individual performance, and expected value of future service to the Company.

2000 Chief Executive Officer Compensation

  During fiscal 2000, William C. O'Malley served as Chief Executive Officer pursuant to an employment contract entered into in September 1997 with a three year term. The employment contract set Mr. O'Malley's annual base salary at $700,000.

  In addition, under the terms of the Executive Officer Annual Incentive Plan, Mr. O'Malley was eligible for an annual incentive award for fiscal 2000. This plan provides for payment of a variable bonus contingent upon achievement of certain Company performance goals. For fiscal 2000, the performance measures were: 1) adjusted net income versus budget; 2) return on total capital as compared to a peer group consisting of the Value Line Oilfield Services Group and three direct competitors; and 3) safety performance. The actual amount of the incentive award is dependent upon the attainment of corporate performance in each of these three criteria. The target payout is 83% of base salary; the maximum payout is 163% of base salary. For fiscal 2000, Company performance exceeded the target for adjusted net income as compared to the budget, and achieved the maximum award levels for the return on total capital and safety measures. As a result, the overall Company performance measures generated a fund from which $1,000,000 was awarded to Mr. O'Malley.

  In fiscal 2000, Mr. O'Malley was granted stock options to purchase 75,000 shares of Common Stock based upon the Committee's subjective evaluation of Mr. O'Malley's performance during the last fiscal year. The options vest one-third per year beginning one year following grant, but will vest in full upon retirement at age 65 or older.

$1 Million Pay Deductibility Cap

  Section 162(m) of the Internal Revenue Code limits the tax deductibility by a company of compensation, other than performance-based compensation, in excess of $1 million paid to each of its most highly compensated executive officers. Although the aggregate of Mr. O'Malley's salary and bonus for fiscal 2000 exceeded $1 million, Mr. O'Malley's bonus paid through the Executive Officer Annual Incentive Plan qualified as performance-based compensation and therefore was deductible by the Company. Stock options also qualify as performance-based and are excluded in calculating the $1 million limit of
Section 162(m).

  The Compensation Committee intends to continue to establish executive officer compensation programs that will maximize Tidewater's income tax deduction, assuming the Committee determines that such actions are consistent with its philosophy and in the best interest of Tidewater and its shareholders. However, from time to time, the Committee may award compensation that is not fully tax deductible if the Committee determines that such award is consistent with its philosophy and in the best interest of Tidewater and its shareholders.

                                          Compensation Committee:

                                          Robert H. Boh, Chairman
                                          Arthur R. Carlson
                                          Lester Pollack
                                          J. Hugh Roff, Jr.

                               PERFORMANCE GRAPH

  The following graph compares the change in the cumulative total shareholder return on Company shares with the cumulative total return of the Standard & Poor's 500 Stock Index and the cumulative total return of the Value Line Oilfield Services Group Index over the last five fiscal years. The graph assumes the investment of $100 on April 1, 1995, at closing prices on March 31, 1995 and the reinvestment of dividends. The Value Line Oilfield Services Group consists of 21 companies.



                                    [Graph]

                                          Fiscal Year Ending March 31

                      1995         1996         1997         1998         1999         2000
-------------------------------------------------------------------------------------------
  Tidewater Inc.      100          189          232          224          135          170
-------------------------------------------------------------------------------------------
  S&P 500             100          132          158          234          277          327
-------------------------------------------------------------------------------------------
  Peer Group          100          156          218          303          202          307

                       INTEREST IN CERTAIN TRANSACTIONS

Related Party Transactions

  During fiscal 2000 the Company contracted with Bollinger Shipyards, Inc. ("Bollinger Shipyards") for repair and storage services in the amount of approximately $549,000 for vessels owned by the Company. The contracts were awarded to Bollinger Shipyards on the basis of competitive bidding and/or space availability. Donald T. Bollinger is the Chairman and Chief Executive Officer of Bollinger Shipyards and a Director of the Company. In the opinion of management, all of the Company's transactions with Bollinger Shipyards were on terms that were usual, customary, and no less favorable to the Company than would be available from unaffiliated parties.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers, and beneficial owners of more than 10% of the Common Stock to file certain beneficial ownership reports with the SEC. Mr. Pollack, a director of the Company, failed to file timely a statement of changes in beneficial ownership on Form 4 reporting one transaction in 2000. Such report was subsequently filed with the SEC.

                       PROPOSAL FOR THE RATIFICATION OF
                     SELECTION OF INDEPENDENT ACCOUNTANTS

                                 (PROPOSAL 2)

  The Board of Directors has approved the appointment of Ernst & Young LLP, independent certified public accountants, to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2001. Proxies solicited hereby will be so voted unless stockholders specify otherwise in their proxies. The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy at the meeting and entitled to vote is required for approval of this Proposal.

  Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives are also to be available at the meeting to respond to appropriate questions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

                STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

  Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and the Bylaws of the Company.

  Should a stockholder intend to present a proposal at the Annual Meeting to be held in 2001, it must be received by the Secretary of the Company (at 601 Poydras Street, Suite 1900, New Orleans, Louisiana 70130) not less than 120 days in advance of June 16, 2001, in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

  The Company's Bylaws provide that in addition to any other applicable requirements for business to be properly brought before the Annual Meeting by a stockholder, the stockholder must give timely notice in writing to the Secretary. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event that the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder, in order to be timely, must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. This requirement does not preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with such procedures.

  The Bylaws further provide that a stockholder of the Company entitled to vote for the election of Directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Such nominations shall be made pursuant to notice in writing to the Secretary, which must be delivered or mailed to and received at the principal executive offices of the Company not less than 75 days nor more than 100 days prior to the anniversary date of the immediately preceding Annual Meeting, provided that in the event the Annual Meeting is called for a date more than 50 days prior to such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company.

                                 OTHER MATTERS

  The Board of Directors knows of no business, other than that described above, that will be presented to the meeting but, should any other matters properly arise before the meeting, the persons named in the enclosed proxies will vote the proxies in accordance with their best judgment.

                                    By Order of the Board of Directors

                                    /s/ Cliffe F. Laborde
                                    Cliffe F. Laborde
                                    Senior Vice President, Secretary
                                    and General Counsel

New Orleans, Louisiana
June 16, 2000

  PLEASE COMPLETE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS CAN ALSO CALL IN THEIR VOTE BY TOUCHTONE TELEPHONE OR SEND IT OVER THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

VOTING INSTRUCTIONS                                          VOTING INSTRUCTIONS

                            Tidewater Savings Plan
                    And Tidewater Inc. Grantor Stock Trust

        The undersigned directs the Trustees of the Tidewater Savings Plan (the "Savings Plan") and the Tidewater Inc. Grantor Stock Trust (the "Grantor Trust") to vote as designated herein the shares of Tidewater Inc. Common Stock held in the Savings Plan and the Grantor Trust with respect to which the undersigned is entitled to direct the vote under the terms of the Savings Plan and the Grantor Trust at the Annual Meeting of Stockholders of the Company to be held on July 27, 2000, and any adjournment thereof (the "Meeting"). The undersigned acknowledges receipt of the Company's Proxy Statement for the Meeting. The Trustees are further authorized to vote, in their discretion, upon such other business as may properly come before the Meeting.

-------------                                                      -------------
|SEE REVERSE|                                                      |SEE REVERSE|
|    SIDE   |      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |    SIDE   |
-------------                                                      -------------

--------------------                                            --------------------
| DIRECT YOUR VOTE |                                            | DIRECT YOUR VOTE |
|   BY TELEPHONE   |                                            |   BY INTERNET    |
--------------------                                            --------------------
It's fast, convenient, and immediate!                           It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                            immediately confirmed and posted.
1-877-PRX-VOTE  (1-877-779-8683).

-----------------------------------------------                 -----------------------------------------------
| Follow these four easy steps:               |                 | Follow these four easy steps:               |
|                                             |                 |                                             |
| 1. Read the accompanying Proxy Statement/   |                 | 1. Read the accompanying Statement/         |
|    Prospectus and Voting Instruction Card.  |                 |    Prospectus and Voting Instruction Card.  |
|                                             |                 |                                             |
| 2. Call the toll-free number                |                 | 2. Go to the Website                        |
|    1-877-PRX-VOTE (1-877-779-8683).         |                 |    http://www.eproxyvote.com/tdw            |
|                                             |                 |                                             |
| 3. Enter your 14-digit Voter Control Number |                 | 3. Enter your 14-digit Voter Control Number |
|    located on your Voting Instruction Card  |                 |    located on your Voting Instruction Card  |
|    above your name.                         |                 |    above your name.                         |
|                                             |                 |                                             |
| 4. Follow the recorded instructions.        |                 | 4. Follow the instructions provided.        |
-----------------------------------------------                 -----------------------------------------------
Your vote is important!                                         Your vote is important!
Call 1-877-PRX-VOTE anytime!                                    Go to http://www.eproxyvote.com/tdw anytime!

Do not return your Voting Instruction Card if you are directing your vote by Telephone or Internet



                                  DETACH HERE


[X] Please mark
    votes as in                                                         _____
    this example.                                                           |
                                                                            |

IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

                                                                                                    FOR      AGAINST     ABSTAIN
  1. To elect directors.                                2. To ratify the selection of Ernst &       [ ]        [ ]         [ ]
     Nominees: (01) Arthur R. Carlson,                     Young LLP as Independent auditors.
               (02) Jon C. Madonna and
               (03) William C. O'Malley                 3. In the Trustees' discretion to vote upon such other business as may properly come before the Meeting.
            FOR    [ ]       [ ] WITHHELD
            ALL                  FROM ALL
         NOMINEES                NOMINEES

[ ]
   ----------------------------------------
   For all nominees except as noted above
                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                        Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.


Signature:                                Date:
          -------------------------------       ----------------

                                     PROXY

                                TIDEWATER INC.

        The undersigned appoints William C. O'Malley and John P. Laborde as proxies, each with power to act alone or by substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Tidewater Inc. to be held on July 27, 2000, and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NOT DIRECTED, FOR EACH NOMINEE AND FOR ALL PROPOSALS LISTED HEREIN, AND, AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED. THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

SEE REVERSE SIDE. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.


-------------                                                      -------------
|SEE REVERSE|                                                      |SEE REVERSE|
|    SIDE   |      CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |    SIDE   |
-------------                                                      -------------

--------------------                                            --------------------
| DIRECT YOUR VOTE |                                            | DIRECT YOUR VOTE |
|   BY TELEPHONE   |                                            |   BY INTERNET    |
--------------------                                            --------------------
It's fast, convenient, and immediate!                           It's fast, convenient, and your vote is
Call Toll-Free on a Touch-Tone Phone                            immediately confirmed and posted.
1-877-PRX-VOTE  (1-877-779-8683).

-----------------------------------------------                 -----------------------------------------------
| Follow these four easy steps:               |                 | Follow these four easy steps:               |
|                                             |                 |                                             |
| 1. Read the accompanying Proxy Statement/   |                 | 1. Read the accompanying Statement/         |
|    Prospectus and Voting Instruction Card.  |                 |    Prospectus and Voting Instruction Card.  |
|                                             |                 |                                             |
| 2. Call the toll-free number                |                 | 2. Go to the Website                        |
|    1-877-PRX-VOTE (1-877-779-8683).         |                 |    http://www.eproxyvote.com/tdw            |
|                                             |                 |                                             |
| 3. Enter your 14-digit Voter Control Number |                 | 3. Enter your 14-digit Voter Control Number |
|    located on your Voting Instruction Card  |                 |    located on your Voting Instruction Card  |
|    above your name.                         |                 |    above your name.                         |
|                                             |                 |                                             |
| 4. Follow the recorded instructions.        |                 | 4. Follow the recorded instructions.        |
-----------------------------------------------                 -----------------------------------------------
Your vote is important!                                         Your vote is important!
Call 1-877-PRX-VOTE anytime!                                    Go to http://www.eproxyvote.com/tdw anytime!

Do not return your Voting Instruction Card if you are directing your vote by Telephone or Internet



                                  DETACH HERE


[X] Please mark
    votes as in                                                         _____
    this example.                                                           |
                                                                            |

IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE PROPOSALS SET FORTH BELOW. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW AND FOR PROPOSAL 2.

                                                                                                    FOR      AGAINST     ABSTAIN
  1. To elect directors.                                2. To ratify the selection of Ernst &       [ ]        [ ]         [ ]
     Nominees: (01) Arthur R. Carlson,                     Young LLP as Independent auditors.
               (02) Jon C. Madonna and
               (03) William C. O'Malley                 3. Such other matters as may properly come before the meeting or any adjournment thereof.
            FOR    [ ]       [ ] WITHHELD
            ALL                  FROM ALL
         NOMINEES                NOMINEES

[ ]
   ----------------------------------------
   For all nominees except as noted above
                                                        MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]

                                                        Please vote, date, sign and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

                                                        Please sign exactly as your name appears hereon. If the stock is issued in the names of two or more persons, each of them should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as attorney, executor, administrator, trustee, or guardian, or in any other representative capacity, give full title as such.

Signature:                                Date:                  Signature:                                   Date:
          -------------------------------       ----------------           -------------------------------       ----------------